Independent Auditors' Consent


The Board of Directors and Stockholders
The Beard Company:


We consent to the use of our report incorporated herein by reference, which report appears in the December 31, 2001 annual report on Form 10-K of The Beard Company.


                                            KPMG LLP

Oklahoma City, Oklahoma
April 3, 2002